UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

Grayscale CoinDesk Crypto 5 ETF

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-42855	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale CoinDesk Crypto 5 ETF Shares	GDLC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 30, 2026, Grayscale Investments Sponsors, LLC, the manager (the “Manager”) of Grayscale CoinDesk Crypto 5 ETF (the “Fund”), completed its quarterly review of the Fund’s portfolio and initiated the process of rebalancing the Fund in accordance with the CoinDesk 5 Index Methodology (the “CD5 Methodology”), as described in the Fund’s Annual report on Form 10-K, filed with the Securities and Exchange Commission on September 5, 2025 (the “Annual Report”). In accordance with the CD5 Methodology, the digital assets held by the Fund (the “Fund Components”) consist of the digital assets (the “Index Components”) included in the CoinDesk 5 Index (the “Index”), subject to the Manager’s discretion to exclude individual digital assets in certain cases, as further described in the Annual Report. The Index is rebalanced quarterly, during a period beginning 30 days before the last business day of each January, April, July and October. On January 30, 2026, CoinDesk Indices, Inc. (the “Index Provider”) completed the quarterly rebalancing of the Index and determined that Bitcoin, Ethereum (“Ether”), XRP, Solana (“SOL”), and BNB met the inclusion criteria of the CoinDesk 5 Index. Accordingly, the Manager adjusted the Fund’s portfolio by selling Cardano (“ADA”), and other existing Fund Components in proportion to their respective weightings, and using the cash proceeds to purchase BNB. As a result of the rebalancing, BNB has been added to the Fund, and ADA has been removed from the Fund. As of February 2, 2026, following the rebalancing, the Fund Components consisted of 74.21% Bitcoin, 13.34% Ether, 4.97% BNB, 4.68% XRP, and 2.80% SOL, and each of the Fund’s Shares represented 0.0003 Bitcoin, 0.0021 Ether, 0.0023 BNB, 1.0420 XRP, and 0.0097 SOL. Additional information regarding the Fund’s quarterly rebalancing is available in the Fund’s periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

The information below has been derived from publicly available information concerning BNB.

BNB

BNB is a digital asset that is created and transmitted through the operations of the peer-to-peer BNB Smart Chain, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the BNB Smart Chain, the infrastructure of which is collectively maintained by a decentralized user base. The BNB Smart Chain allows people to exchange tokens of value, called BNB, which are recorded on a public transaction ledger known as a blockchain. BNB can be used to pay for goods and services, including computational power on the BNB Smart Chain, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the BNB Smart Chain was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than BNB on the BNB Smart Chain. Smart contract operations are executed on the BNB Smart Chain in exchange for payment of BNB. The BNB Smart Chain is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Manager of Grayscale CoinDesk Crypto 5 ETF

Date:	February 4, 2026	By:	/s/ Edward McGee
Edward McGee* Chief Financial Officer (Principal Financial and Accounting Officer)

*	The Registrant is a fund and Mr. McGee is signing in his capacity as Principal Financial and Accounting Officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.